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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
ABM Industries Incorporated

We consent to the incorporation by reference in the registration statement on Form S-8 of ABM Industries Incorporated of our report dated December 14, 1998, with respect to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1998 and the related financial statement schedule II, which report appears in the 1998 Annual Report on Form 10-K of ABM Industries Incorporated dated January 27, 1999 and to the reference to our firm under Item 3 "Incorporation of Certain Documents by Reference" in
Part II of Form S-8.



                                             /s/ KPMG LLP

San Francisco, California
May 12, 1999



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